EXHIBIT 5.1

October 29, 2026

Med-X, Inc. 8236 Remmet Avenue Canoga Park, California 91304 (818) 349-2870

Re:	Shares of Common Stock registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Med -X, Inc., a Nevada corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by the selling shareholders named therein of up to 16,248,842 shares of common stock of the Company.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.	Articles of Incorporation of the Company, as amended;

2.	Bylaws of the Company, as amended; and

3.	The Registration Statement.

We have also examined such statutes and public records, original or certified copies of corporate records of the Company and officer’s certificates as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the authentic or original documents submitted to us as certified or true copies. We have also considered such questions of law as we have considered necessary as a basis for the opinions hereinafter set forth.

We have not made an independent examination of the laws of any jurisdiction other than the laws of New York and Nevada as applicable therein and we do not express or imply any opinion with respect to laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the reference to us in the Registration Statement. This opinion is rendered solely in connection with the Registration Statement and may not be used or relied upon by you for any other purpose or used or relied upon by any other person, nor quoted from or referred to in any documents without our prior written consent.

Yours truly,

/s/ Sichenzia Ross Ference Carmel LLP

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